CONSENT OF FIRST CAPITAL GROUP, LLC



We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of Southern Jersey Bancorp of Delaware, Inc. relating to the proposed merger with and into Hudson United Bancorp. We also consent to the inclusion of our opinion letter as an Appendix to the Proxy Statement-Prospectus and to the references to our opinion included in the Proxy Statement-Prospectus.


                                              FIRST CAPITAL GROUP, LLC

                                                     GARY A. SIMANSON
                                              By:-------------------------------
                                                     Gary A. Simanson
                                                     Managing Director

Date:   August 10, 1999